UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

(e)       On June 5, 2008, the Compensation Committee of the Board of Directors of Thomas Weisel Partners Group, Inc. (the “Registrant”) approved the terms and conditions of performance-based cash and stock awards for a performance period beginning on April 1, 2008 and ending on December 31, 2008 pursuant to the Registrant’s Second Amended and Restated Equity Incentive Plan and Bonus Plan for certain executives of the Registrant, including, but not limited to, its Chief Executive Officer, Thomas W. Weisel, and its Director of Trading, Anthony V. Stais. Under the terms of the performance-based awards, recipients will be entitled to receive cash and stock awards with an aggregate value based on the attainment of one or more performance metrics that relate to the Registrant’s adjusted net income or departmental revenues or operating income. A target performance award has been established for each recipient based on achievement of targeted performance goals with respect to the performance metrics, although (i) there are no pre-established minimum aggregate award amounts, (ii) awards amounts will not exceed the target performance award and (iii) award amounts will vary based on meeting the performance target or underperforming with respect to the target. The aggregate value of any recipient’s award calculated in accordance with the terms of the award may be reduced, in the discretion of the Compensation Committee, by up to 40%. Amounts paid pursuant to the terms of the performance-based awards are intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Registrant may also pay additional compensation or make additional equity awards to award recipients, although such additional amounts may not qualify as performance-based compensation under the Internal Revenue Code.

The performance-based awards for Mr. Weisel and Mr. Stais are summarized in the table below.

Performance Award Recipient	Applicable Performance Metric(s)	Aggregate Value of Performance Award Based On Achievement of Performance Target1/

Thomas W. Weisel, Chairman and Chief Executive Officer	Adjusted Net Income	$2,800,000

Anthony V. Stais, Director of Trading	Adjusted Net Income and Equities Operating Income	$800,000
___________
1/ As noted above, a target performance award has been established for each recipient based on achievement of targeted performance goals with respect to the performance metrics, although (i) there are no pre-established minimum aggregate award amounts, (ii) awards amounts will not exceed the target performance award and (iii) award amounts will vary based on meeting the performance target or underperforming with respect to the target.

The performance-based awards will be made pursuant to individual Performance Award Agreements, the form of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1 Form of Performance Award Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: June 11, 2008	By:	/s/ Mark Fisher
Name: Mark Fisher Title: General Counsel

EXHIBIT INDEX

99.1	Form of Performance Award Agreement